ANNEX 2 (CNMV Circular 4/2000)

COMMUNICATION OF REMUNERATION PLANS FOR DIRECTORS OR EXECUTIVE OFFICERS GRANTED BY LISTED COMPANIES

CSR 1

Sheet CSR 1 page no ...

PERSON UNDER DUTY TO MAKE THIS COMMUNICATION	SURNAME AND FIRST NAME OF THE COMMUNICATING PARTY: SEE ANNEX I
	National Identity Document / Taxpayer Identity Number / Other A–28015865	CONTACT ADDRESS: STREET NAME AND NUMBER / POST CODE / TOWN OR CITY / PROVINCE / COUNTRY GRAN VIA, 28 – 28013 MADRID			CONTACT TELEPHONE 91 584 06 07

OTHER PARTICULARS OF COMMUNICATING PARTY: Delete as applicable

Country of residence (where other than Spain)

Director..................................X      Executive.................................. X                      ...............................................................

COMPANY SETTING UP THE PLAN	COMPANY NAME TELEFONICA, S.A.		SHARE CAPITAL No shares: 4,921,130,397 Nominal value: 1 euro Currency: euro
REPRESENTATIVE OF THE COMMUNICATING PARTY	SURNAME AND FIRST NAME OR COMPANY NAME SÁNCHEZ DE LERÍN, RAMIRO (GENERAL SECRETARY)
	National Identity Document /Other 02190403–K	CONTACT ADDRESS: STREET NAME AND NUMBER / POST CODE / TOWN OR CITY / PROVINCE / COUNTRY GRAN VIA, 28 – 28013 MADRID			CONTACT TELEPHONE 91 584 02 07
RELATIONSHIP TO THE COMMUNICATING PARTY:
TYPE OF COMMUNICATION	First communication of remuneration plan X	Modification of remuneration plan already communicated	Liquidation of Remuneration plan already communicated	Other reason	(1) Description:
TYPE OF REMUNERATION PLAN	State whether the remuneration plan involves the award of shares in the company in which the communicating party holds office or of option rights over such shares:
	Yes → X	Complete both the information required on this Sheet CSR1 and the additional sheet CSR1bis	No →	Complete only the information required on this Sheet CSR1

(2) TITLE AND DESCRIPTION OF THE REMUNERATION PLAN TO WHICH THIS COMMUNICATION RELATES: (Sufficient information will in any event be given on the start or set–up and liquidation dates of the plan, the terms and conditions for the beneficiary of the remuneration plan being communicated to be a creditor or final participant in the plan and the percentage of their participation in the whole or total amount of that plan).

SEE ANNEX II

NB: If more space is required to give the appropriate information requested in boxes (1) and (2) of this sheet CSR1, the necessary information will be given on an attached continuation sheet.
Surname and first name of the person signing this communication: /s/Ramiro Sánchez de Lerín November 10th, 2006 DATE AND SIGNATURE TO THIS COMMUNICATION

ANNEX 2 (CNMV Circular 4/2000)

COMMUNICATION OF REMUNERATION PLANS FOR DIRECTORS OR EXECUTIVE OFFICERS GRANTED BY LISTED COMPANIES

CSR 1bis

ADDITIONAL INFORMATION ON A REMUNERATION PLAN WHICH INVOLVES THE AWARD OF SHARES IN THE COMPANY IN WHICH THE COMMUNICATING PARTY HOLDS OFFICE OR OF OPTION RIGHTS OVER SUCH SHARES:
NATURE, TYPE AND CLASS OF SECURITIES – SHARES OR SHARE OPTIONS – TO BE AWARDED BY THE COMPANY TO THE PLAN BENEFICIARY
Shares in the Company: X		Voting X Non–voting			(1) Description (class/type of shares or nature / Type of other securities and transfer provisions established for the securities to be awarded) SEE ANNEX II
OTHER securities exercise of which gives access or is connected to shares in the Company		Option Warrant Exchangeable/convertible securities Other
FINANCIAL TERMS, IF ANY, STIPULATED FOR RECEIPT OF THE SHARES OR SHARE OPTIONS
Price payable by the beneficiary under the remuneration plan for the shares or share options to be received: Determined X → Amount: FREE OF CHARGE To be determined → (2) Description:

Estimated market price (at the date hereof) of the shares or share options to be received by the beneficiary of the remuneration plan:

Determined X → Amount: 12.83 euros

SEE ANNEX II

To be determined → (3) Description:

Time–limit for award of the shares or share options to the beneficiary of the remuneration plan		Certain X		(4) Description of time–limit: Within 90 days from 1 July 2009
		Conditional		(5) Description of time–limit:
(6) Description of any guarantees issued and financing granted by the Company, if any, to the beneficiary of the remuneration plan on award of shares or share options: NOT APPLICABLE
NUMBER OF SHARES OR SHARE OPTIONS TO BE AWARDED OR ALREADY AWARDED BY THE COMPANY TO THE PLAN BENEFICIARY
Where the number is determined			Indicate as applicable		Where the number is to be determined
Type of security	Number	% of Capital	To be awarded	Awarded	Type of security	Estimated max. no with information available at the date hereof	% of Capital	Estimated min. no from information available at the date hereof	% of Capital

					SEE	ANNEX	I

NB: If more space is required to give the appropriate information requested in boxes (1) to (6) of this sheet CSR1bis, the necessary information will be given on an attached continuation sheet, identifying that additional information with the Description numbers from (1) to (6) .

Surname and first name of the person signing this communication: /s/Ramiro Sánchez de Lerín November 10th, 2006 DATE AND SIGNATURE TO THIS COMMUNICATION